SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard Keim, a former director of Derma Sciences, Inc. (the “Company”), was not nominated for re-election at the Company’s 2012 annual meeting by the board of directors of the Company. As of the election of Mr. Keim’s successor at the annual meeting on May 30, 2012 (the “Effective Date”), Mr. Keim no longer serves as a member of the board of directors of the Company. In consideration for his prior service to the Company, on the Effective Date, Mr. Keim received (i) $2,500 in cash, (ii) 2,500 shares of common stock of the Company and (iii) acceleration of vesting of any unvested restricted stock units and stock options as of the Effective Date. The Company also agreed to permit Mr. Keim to exercise his stock options vested as of the Effective Date for a period of 36 months following such date.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on May 30, 2012.  At the annual meeting, the following matters were submitted to a vote of the Company’s security holders with the results indicated:

Proposal 1 – Election of Directors

The following nominees were elected directors to serve as such for one year or until their successors have been elected and qualify:  Edward J. Quilty, Stephen T. Wills, CPA, MST, Srini Conjeevaram, James T. O’Brien, C. Richard Stafford, Esq., Robert G. Moussa, Bruce F. Wesson, Brett Hewlett and Paul M. Gilbert.  Details concerning the votes relative to each nominee are set forth below:

Nominee	For	Withheld	Broker Non-Votes

Edward J. Quilty	9,342,188	773,303	1,347,626
Stephen T. Wills, CPA, MST	8,192,336	1,923,155	1,347,626
Srini Conjeevaram	8,840,044	1,275,447	1,347,626
James T. O’Brien	7,665,761	2,449,730	1,347,626
C. Richard Stafford, Esq.	8,849,244	1,266,247	1,347,626
Robert G. Moussa	8,190,111	1,925,380	1,347,626
Bruce F. Wesson	7,665,858	2,449,633	1,347,626
Brett D. Hewlett	8,164,225	1,951,266	1,347,626
Paul M. Gilbert	10,055,554	59,937	1,347,626

Proposal 2 – Amendment of the Company’s Articles of Incorporation

Shareholders approved an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock of the Company from 18,750,000 to 25,000,000.  Details concerning the vote on proposal 2 are set forth below:

For	8,194,274
Against	2,272,247
Abstentions	996,596
Broker Non-Votes	0

Proposal 3 – Adoption of Derma Sciences, Inc. 2012 Equity Incentive Plan

Shareholders approved the adoption of the Derma Sciences, Inc. 2012 Equity Incentive Plan. Details concerning the vote on proposal 3 are set forth below:

For	8,786,846
Against	1,187,098
Abstentions	141,547
Broker Non-Votes	1,347,626

The full text of the Derma Sciences, Inc. 2012 Equity Incentive Plan is attached hereto as Exhibit 10.1

Proposal 4 – Change of State of Incorporation from Pennsylvania to Delaware

Shareholders approved the proposal to change the Company’s state of incorporation from Pennsylvania to Delaware. Details concerning the vote on proposal 4 are set forth below:

For	6,777,902
Against	3,205,012
Abstentions	132,577
Broker Non-Votes	1,347,626

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  Details concerning the vote on proposal 5 are set forth below:

For	11,425,011
Against	6,254
Abstentions	31,852
Broker Non-Votes	0

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to any of the proposals.

9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Derma Sciences, Inc. 2012 Equity Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  June 5, 2012